SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 7, 2019

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 10, 2019, SiteOne Landscape Supply, Inc. (the “Company”) announced that Mr. Ross Anker, the Company’s Executive Vice President – Category Management, Marketing and IT, will be leaving the Company, effective June 30, 2019. “Ross has helped to build the foundation of our company across several key functional areas. We are very grateful for his leadership and wish him all the best in his future endeavors,” said Doug Black, SiteOne Chairman and CEO.

The Company also announced changes to its leadership structure in which Mr. Anker’s responsibilities have been assumed by other members of senior leadership as described herein. Greg Weller, Senior Vice President – Supply Chain, will become Senior Vice President – Operations, and will assume responsibility for Category Management and Pricing in addition to his responsibility for Supply Chain and Operational Excellence. “Greg joined the SiteOne leadership team in 2015 and has demonstrated exceptional leadership in transforming our supply chain, building our acquisition integration capability and driving the Operational Excellence initiative,” continued Black.

Sean Kramer, Chief Information Officer, will now report to Doug Black, Chairman and Chief Executive Officer. Sean has been the Company’s Chief Information Officer since 2014.

Dave Brower, Vice President – Marketing, will now also report directly to Mr. Black.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

	By:	/s/ Briley Brisendine
Briley Brisendine
Executive Vice President, General Counsel and
Date: May 10, 2019		Secretary